                                                                    Exhibit 10.1

                                                               EXECUTION VERSION

================================================================================


                                CREDIT AGREEMENT

                            Dated as of May 29, 2002

                                      among

                                COST PLUS, INC.,
                                as the Borrower,

                             BANK OF AMERICA, N.A.,
                     as Administrative Agent and L/C Issuer,

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC,
                   as Sole Lead Arranger and Sole Book Manager

================================================================================

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                                TABLE OF CONTENTS

    Section                                                                       Page
    -------                                                                       ----
ARTICLE I.    DEFINITIONS AND ACCOUNTING TERMS..................................     1
    1.01      Defined Terms.....................................................     1
    1.02      Other Interpretive Provisions. ...................................    16
    1.03      Accounting Terms..................................................    16
    1.04      Rounding..........................................................    17
    1.05      References to Agreements and Laws. ...............................    17
    1.06      Times of Day......................................................    17
    1.07      Letter of Credit Amounts..........................................    17

ARTICLE II.   THE COMMITMENTS AND CREDIT EXTENSIONS.............................    17
    2.01      Loans.............................................................    17
    2.02      Borrowings, Conversions and Continuations of Loans................    18
    2.03      Letters of Credit.................................................    19
    2.04      Prepayments.......................................................    27
    2.05      Change in Commitments.............................................    27
    2.06      Repayment of Loans................................................    28
    2.07      Interest..........................................................    28
    2.08      Fees..............................................................    29
    2.09      Computation of Interest and Fees..................................    29
    2.10      Evidence of Debt..................................................    29
    2.11      Payments Generally................................................    30
    2.12      Sharing of Payments...............................................    32

ARTICLE III.  TAXES, YIELD PROTECTION AND ILLEGALITY............................    33
    3.01      Taxes.............................................................    33
    3.02      Illegality........................................................    34
    3.03      Inability to Determine Rates......................................    34
    3.04      Increased Cost and Reduced Return; Capital Adequacy...............    35
    3.05      Funding Losses....................................................    35
    3.06      Matters Applicable to all Requests for Compensation...............    36
    3.07      Survival..........................................................    36

ARTICLE IV.   CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.........................    36
    4.01      Conditions of Initial Credit Extension............................    36
    4.02      Conditions to all Credit Extensions...............................    38

ARTICLE V.    REPRESENTATIONS AND WARRANTIES....................................    38
    5.01      Existence, Qualification and Power; Compliance with Laws..........    38
    5.02      Authorization; No Contravention...................................    39
    5.03      Governmental Authorization; Other Consents........................    39
    5.04      Binding Effect....................................................    39
    5.05      Financial Statements; No Material Adverse Effect..................    39
    5.06      Litigation........................................................    40
    5.07      No Default........................................................    40
    5.08      Ownership of Property; Liens......................................    40
    5.09      Environmental Compliance..........................................    40
    5.10      Taxes.............................................................    40
    5.11      ERISA Compliance..................................................    40

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
    5.12      Subsidiaries......................................................      41
    5.13      Margin Regulations; Investment Company Act; Public Utility
              Holding Company Act...............................................      41
    5.14      Compliance with Laws..............................................      42
    5.15      Intellectual Property; Licenses, Etc..............................      42
    5.16      Disclosure........................................................      42

ARTICLE VI.   AFFIRMATIVE COVENANTS.............................................      42
    6.01      Financial Statements..............................................      43
    6.02      Certificates; Other Information...................................      43
    6.03      Notices...........................................................      45
    6.04      Payment of Obligations............................................      45
    6.05      Preservation of Existence, Etc....................................      45
    6.06      Maintenance of Properties.........................................      45
    6.07      Maintenance of Insurance..........................................      46
    6.08      Compliance with Laws..............................................      46
    6.09      Books and Records.................................................      46
    6.10      Inspection Rights.................................................      46
    6.11      Use of Proceeds...................................................      46
    6.12      Material Subsidiaries.............................................      46
    6.13      Clean-Up Requirement..............................................      47

ARTICLE VII.  NEGATIVE COVENANTS................................................      47
    7.01      Liens.............................................................      47
    7.02      Investments.......................................................      49
    7.03      Indebtedness......................................................      50
    7.04      Fundamental Changes...............................................      51
    7.05      Dispositions......................................................      51
    7.06      Restricted Payments...............................................      52
    7.07      Change in Nature of Business......................................      52
    7.08      [RESERVED]........................................................      52
    7.09      Use of Proceeds...................................................      52
    7.10      Minimum Consolidated Tangible Net Worth...........................      53
    7.11      Capital Expenditures..............................................      53
    7.12      Transactions with Affiliates......................................      54

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES....................................      54
    8.01      Events of Default.................................................      54
    8.02      Remedies Upon Event of Default....................................      56

ARTICLE IX.   ADMINISTRATIVE AGENT..............................................      57
    9.01      Appointment and Authorization of Administrative Agent.............      57
    9.02      Delegation of Duties..............................................      57
    9.03      Liability of Administrative Agent.................................      57
    9.04      Reliance by Administrative Agent..................................      58
    9.05      Notice of Default.................................................      58
    9.06      Credit Decision; Disclosure of Information by Administrative
              Agent.............................................................      59
    9.07      Indemnification of Administrative Agent...........................      59
    9.08      Administrative Agent in its Individual Capacity...................      60
    9.09      Successor Administrative Agent....................................      60
    9.10      Administrative Agent May File Proofs of Claim.....................      60
    9.11      Guaranty Matters..................................................      61

                                       ii

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
     9.12     Other Agents; Arrangers and Managers..............................      61

ARTICLE X.    MISCELLANEOUS.....................................................      62
    10.01     Amendments, Etc...................................................      62
    10.02     Notices and Other Communications; Facsimile Copies................      63
    10.03     No Waiver; Cumulative Remedies....................................      64
    10.04     Attorney Costs, Expenses and Taxes................................      64
    10.05     Indemnification by the Borrower...................................      65
    10.06     Payments Set Aside................................................      65
    10.07     Successors and Assigns............................................      66
    10.08     Confidentiality...................................................      69
    10.09     Set-off...........................................................      69
    10.10     Interest Rate Limitation..........................................      70
    10.11     Counterparts......................................................      70
    10.12     Integration.......................................................      70
    10.13     Survival of Representations and Warranties........................      70
    10.14     Severability......................................................      70
    10.15     Tax Forms.........................................................      71
    10.16     Replacement of Lenders............................................      72
    10.17     Governing Law.....................................................      73
    10.18     Waiver of Right to Trial by Jury..................................      73
    10.19     Time of the Essence...............................................      73

    SIGNATURES..................................................................     S-1


SCHEDULES

     2.01     Commitments and Pro Rata Shares
    10.02     Administrative Agent's Office, Certain Addresses for Notices


EXHIBITS

              Form of

    A         Loan Notice
    B         Note
    C         Compliance Certificate
    D         Assignment and Assumption
    E         Guaranty
    F         Opinion Matters

                                CREDIT AGREEMENT

     This CREDIT AGREEMENT ("Agreement") is entered into as of May 29, 2002 among COST PLUS, INC., a California corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

     The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:


                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

     1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Adjusted Total Outstandings" means, as of any date of determination, the sum of (a) the aggregate Outstanding Amount of all Loans on such date plus (b) the aggregate of all Unreimbursed Amounts existing on such day.

     "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

     "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

     "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Aggregate Commitments" means the Commitments of all the Lenders.

     "Agreement" means this Credit Agreement.

     "Applicable Rate" means, with respect to any day within the periods of time indicated below, the correlative percentage per annum:

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                                 Applicable Rate

                         Commitment     Eurodollar Rate +
         Time Period        Fee         Letters of Credit    Base Rate

      ---------------------------------------------------------------------

        From Closing
        Date through
        June 1, 2003      0.125%            0.900%            0.000%

        From June 2,
        2003 through
        June 1, 2004      0.150%            1.125%            0.000%

        From June 2,
        2004 through
        June 1, 2005      0.175%            1.250%            0.000%

     "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

     "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit D.

     "Attorney Costs" means and includes all fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

     "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

     "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended on or about February 3, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

     "Availability Period" means the period from the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

     "Bank of America" means Bank of America, N.A. and its successors.

     "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

     "Billed Amount" has the meaning set forth in Section 2.11(b).

     "Borrower" has the meaning set forth in the introductory paragraph hereto.

     "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the offshore dollar interbank market.

     "Cash Collateralize" has the meaning set forth in Section 2.03(g).

     "Change of Control" means, with respect to any Person, an event or series of events by which:

          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

          (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period,
     (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of a quorum of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of a quorum of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

     "Closing Date" means the first date all the conditions precedent in Section
4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

     "Code" means the Internal Revenue Code of 1986.

     "Commitment" means, as to each Lender, its obligation to (a) make Loans to the Borrower pursuant to Section 2.01, and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

     "Consolidated Tangible Net Worth" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, Shareholders' Equity as at such date less the Intangible Assets of the Borrower and its Subsidiaries as at such date.

     "Consolidating Asset Report" means a financial report prepared by the Borrower, in form and substance satisfactory to the Administrative Agent, setting forth, with respect to each Subsidiary of the Borrower, the aggregate book value of the respective assets owned by each such Subsidiary as of any date of determination.

     "Consolidating Revenue Report" means a financial report prepared by the Borrower, in form and substance satisfactory to the Administrative Agent, setting forth, with respect to each Guarantor of the Borrower, the aggregate amount of periodic revenues generated by each such Guarantor during a period ending as of any date of determination.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Control" has the meaning set forth in the definition of "Affiliate."

     "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

     "Debited Amount" has the meaning set forth in Section 2.11(b).

     "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     "Default Rate" means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

     "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been declared insolvent or become the subject of a receivership, conservatorship or other insolvency proceeding.

     "Designated Account" has the meaning set forth in Section 2.11(b).

     "Disclosure Letter" means the Disclosure Letter, of even date herewith, delivered by the Borrower to the Administrative Agent pursuant to Section 4.01(a).

     "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

     "Dollar" and "$" mean lawful money of the United States.

     "Due Date" has the meaning set forth in Section 2.11(b).

     "Eligible Assignee" has the meaning set forth in Section 10.07(g).

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

     "Eurodollar Base Rate" has the meaning set forth in the definition of Eurodollar Rate.

     "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                                               Eurodollar Base Rate
                                      ----------------------------------------
                  Eurodollar Rate =   1.00 minus Eurodollar Reserve Percentage

                  Where,

                  "Eurodollar Base Rate" means, for such Interest Period, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's Grand Cayman Branch, Grand Cayman, B.W.I. (or such other office as may be designated for such purpose by the

          Administrative Agent) to major banks in the offshore dollar interbank eurodollar market at their request at approximately 11:00 a.m. (New York time) two Business Days prior to the first day of such Interest Period; and

          "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

     "Event of Default" has the meaning set forth in Section 8.01.

     "Existing Credit Agreement" means that certain Business Loan Agreement, dated as of May 19, 2000, between the Borrower and Bank of America, as amended by that certain Amendment No. 1 to Business Loan Agreement, dated as of October 2, 2000, between the Borrower and Bank of America, and as further amended by that certain Amendment No. 2 to Business Loan Agreement, dated as of September 13, 2001.

     "Existing Letters of Credit" means each commercial letter of credit issued under the Existing Credit Agreement and existing as of the Closing Date, based upon the records maintained by Bank of America, N.A. in connection with the Existing Credit Agreement.

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

     "Fee Letter" means the letter agreement, dated on or about the date hereof, among the Borrower, the Administrative Agent and the Arranger.

     "Foreign Lender" has the meaning set forth in Section 10.15(a)(i)

     "FRB" means the Board of Governors of the Federal Reserve System of the United States.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantors" means Cost Plus Management Services, Inc., Cost Plus Marketing Services, Inc., Cost Plus of Texas, Inc. and any other Person that executes and delivers a Guaranty hereunder.

     "Guaranty" means any Guaranty made by a Guarantor in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit E.

     "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

          (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

          (c) net obligations of such Person under any Swap Contract;

          (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

          (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (f) capital leases and Synthetic Lease Obligations; and

          (g) all Guarantees of such Person in respect of any of the foregoing.

     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

     "Indemnified Liabilities" has the meaning set forth in Section 10.05.

     "Indemnitees" has the meaning set forth in Section 10.05.

     "Intangible Assets" means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount, capitalized research and development costs and monies due from Affiliates, officers, directors, employees and shareholders.

     "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

     "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two or three months thereafter, as selected by the Borrower in its Loan Notice; provided that:

          (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period shall extend beyond the Maturity Date.

     "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     "IP Rights" has the meaning set forth in Section 5.15.

     "IRS" means the United States Internal Revenue Service.

     "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

     "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

     "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

     "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

     "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

     "Lender" has the meaning set forth in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer.

     "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in Schedule 10.02, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

     "Letter of Credit" means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

     "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

     "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

     "Loan" has the meaning set forth in Section 2.01.

     "Loan Documents" means this Agreement, each Note, the Disclosure Letter, the Fee Letter, each Request for Credit Extension, each Compliance Certificate, and each Guaranty.

     "Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

     "Loan Parties" means, collectively, the Borrower and each Guarantor.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

     "Material Subsidiary" means any Subsidiary now or hereafter existing, that
(a) is designated a "Material Subsidiary" by the Borrower pursuant to Section 6.12, (b) is acquired, created or otherwise becomes a "Material Subsidiary" as a result of a Permitted Acquisition permitted by Section 7.02(f), or (c) directly or through a Subsidiary, either (i) owns assets with an aggregate book value exceeding 5% of the aggregate book value of the consolidated total assets of the Borrower and its consolidated Subsidiaries taken as a whole, as measured as of the last day of the most recently completed fiscal quarter or year for which financial statements have been delivered pursuant to Section 4.01(a)(ix) or
Section 6.01(a) or(b), or (ii) has recognized revenue during the most recently-completed four fiscal quarter period exceeding 5% of the aggregate consolidated revenue generated by the Borrower and its consolidated Subsidiaries during such four fiscal quarter period, as measured as of the last day of the most recently completed fiscal quarter or year for which financial statements have been delivered pursuant to Section 4.01(a)(ix) or Section 6.01(a) or(b).

     "Maturity Date" means (a) June 1, 2005, or (b) such earlier date upon which the Aggregate Commitments may be terminated in accordance with the terms hereof.

     "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

     "Note" means a promissory note made by the Borrower in favor of a Lender, evidencing Loans made by such Lender, substantially in the form of Exhibit B.

     "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

     "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     "Outstanding Amount" means (i) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

     "Participant" has the meaning set forth in Section 10.07(d).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

     "Permitted Acquisition" has the meaning set forth in Section 7.02(f).

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

     "PP&E" means property, plant and equipment, as determined in accordance with GAAP.

     "Pro Rata Share" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     "Reduced Commitment Period" means any of the following: (a) the period commencing on December 31, 2002 and ending on June 30, 2003, (b) the period commencing on December 31, 2003 and ending on June 30, 2004, or (c) the period commencing on January 1, 2005 and ending on the Maturity Date.

     "Register" has the meaning set forth in Section 10.07(c).

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

     "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

     "Required Lenders" means, as of any date of determination, at least two Lenders having more than 50% of the Aggregate Commitments on such date or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, at least two Lenders holding in the aggregate more than 50% of the Total Outstandings on such date (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

     "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest (other than, in respect of the Borrower, cash payments in lieu of fractional shares).

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "Shareholders' Equity" means, as of any date of determination, the sum of
(a) consolidated shareholders' equity of the Borrower and its Subsidiaries as of such date as determined in accordance with GAAP plus (b) the aggregate principal amount of Subordinated Indebtedness outstanding as at such date in respect of the Borrower and its Subsidiaries on a consolidated basis.

     "Subordinated Indebtedness" means indebtedness of the Borrower and its Subsidiaries subordinated to the Obligations and having payment, tenor and subordination terms satisfactory to the Required Lenders.

     "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

     "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

     "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

     "Threshold Amount" means $7,500,000.

     "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

     "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

     "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "United States" and "U.S." mean the United States of America.

     "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).

     "Voluntary Commitment Reduction Amount" means, as of any date of determination, the aggregate amount by which the Borrower has voluntarily and permanently reduced the Aggregate Commitments below $75,000,000 pursuant to
Section 2.05(a) on or prior to such date.

     1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b)  (i)   The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

          (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

          (iii) The term "including" is by way of example and not limitation.

          (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

     (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

     (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     1.03 Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

     (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and
(ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

     1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

     1.07 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

                                   ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

     2.01 Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

     2.02 Borrowings, Conversions and Continuations of Loans.

     (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify
(A) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Loans to be borrowed, converted or continued, (D) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (E) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

     (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 12:00 noon on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.

     (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

     (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

     (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than seven Interest Periods in effect with respect to Loans.

     2.03 Letters of Credit.

     (a)  The Letter of Credit Commitment.

          (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the Aggregate Commitments, or (y) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations would exceed such Lender's Commitment. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

          (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                (B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                (C) the expiry date of such requested Letter of Credit would occur (1) in the case of a commercial Letter of Credit, after the date occurring 90 days after the Letter of Credit Expiration Date, and (2) in the case of a standby Letter of Credit, after the date occurring 12 months after the Letter of Credit Expiration Date; in each case, unless all the Lenders have approved such expiry date;

                (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or

                (E) such Letter of Credit is in an initial amount less than $1,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit, or is to be denominated in a currency other than Dollars.

          (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or
     (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

     (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

          (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower; provided that the Borrower shall be permitted to deliver Letter of Credit Applications requesting the issuance or amendment of commercial Letters of Credit by means of any automated application system maintained by the L/C Issuer with respect to such commercial Letters of Credit (no guaranty of the availability of any such automated application system being implied herein). Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent, (x) with respect to any such application requesting an issuance of, or an amendment to, a commercial Letter of Credit, as the case may be, not later than (1) 9:00 a.m. on the proposed issuance date or date of amendment, as the case may be (which issuance or amendment date shall be a Business Day), if such application is delivered by the Borrower to the L/C Issuer electronically by means of any automated application system maintained by the L/C Issuer with respect to such commercial Letters of Credit, or (2) 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be, if such application is delivered by the Borrower to the L/C Issuer by any other means; and (y) with respect to any such application requesting an issuance of, or an amendment to, a standby Letter of Credit, as the case may be, not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C
         Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and
         (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended;
         (B) the proposed date of amendment thereof (which shall be a Business
         Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

               (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

               (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

               (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c)   Drawings and Reimbursements; Funding of Participations.

               (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in
         Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

               (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 12:00 noon on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

               (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

               (iv) Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

               (v) Each Lender's obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including
         (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

               (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d) Repayment of Participations.

             (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

             (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

             (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

             (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

             (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

             (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

             (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower;

provided, however, that, notwithstanding anything to the contrary set forth in this subsection (e), the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

     (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

     (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share (i) a Letter of Credit fee for each commercial Letter of Credit equal to 1/8 of 1% per annum times the maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit), and (ii) a Letter of Credit fee for each standby Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears and shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (j) Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

     (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application (including any electronic Letter of Credit Application of the type described in Section 2.03(b)(i)(x)(1)), the terms hereof shall control.

     2.04 Prepayments.

     (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to
Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

     (b) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect (including during any Reduced Commitment Period), the Borrower shall immediately prepay Loans, together with any additional amounts required pursuant to Section 3.05, and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

     (c) The Borrower shall from time to time prepay outstanding Loans in accordance with Section 6.13, together with any additional amounts required pursuant to Section 3.05.

     2.05 Change in Commitments.

     (a) Voluntary Termination or Reduction in Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that
(i) any such notice shall be
received by the Administrative Agent not later than 8:00 a.m. five Business Days prior to the date of termination or permanent reduction, (ii) any such partial permanent reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or permanently reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments. The Administrative Agent will promptly notify the Lenders of any such notice of termination or permanent reduction of the Aggregate Commitments. Any such permanent reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

     (b) Mandatory Changes in Commitments. The Aggregate Commitments in effect on any date of determination shall be equal to the sum of (a) $75,000,000 less
(b) the Voluntary Commitment Reduction Amount as at such date; provided that the Aggregate Commitments in effect on any date occurring during any Reduced Commitment Period shall be equal to the lesser of (i) the sum of $75,000,000 less the Voluntary Commitment Reduction Amount as at such date, and (ii) $30,000,000. The amount of the Commitments shall automatically (and without notice to or from the Borrower) be deemed to ratably (x) decrease as of the first day of each Reduced Commitment Period, and (y) increase as of the last day of each Reduced Commitment Period; in each case (x) and (y), to the extent necessary to comply with the preceding sentence.

     2.06 Repayment of Loans.

     The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

     2.07 Interest.


     (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

     (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     2.08 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

     (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Loans and
(ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met and at all times during any periods of time specified in Section 6.13, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (b) Lenders' Upfront Fee. On the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, an upfront fee in the amount set forth in the Fee Letter. Such upfront fees are for the credit facilities committed by the Lenders under this Agreement, are fully earned on the date paid and shall not be refundable for any reason whatsoever.

     (c) Annual Agency Fee. The Borrower shall pay an annual agency fee to the Administrative Agent for the Administrative Agent's own account, in the amounts and at the times specified in the Fee Letter. Such fees shall be fully-earned when paid and shall not be refundable for any reason whatsoever.

     2.09 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.

     2.10 Evidence of Debt.

     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each

Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

     2.11 Payments Generally.

     (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 12:00 noon on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 12:00 noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

     (b) The Borrower hereby irrevocably authorizes the Administrative Agent to debit the account maintained by the Borrower with the Administrative Agent as of the Closing Date (or such other account maintained by the Borrower with the Administrative Agent as shall be designated in writing by the Borrower from time to time) (the "Designated Account") on each date (including each Interest Payment Date) on which a payment of interest, fees, costs or expenses is due hereunder (each, a "Due Date"). Not later than two Business Days prior to each such Due Date, the Administrative Agent shall deliver to the Borrower a statement of the amount that will be due and payable in respect of any such interest, fees, costs and expenses having accrued hereunder (the "Billed Amount"); provided that any such Billed Amount shall be calculated by the Administrative Agent under the assumption that no new Borrowings or payments of principal, interest, fees, costs or expenses will be made by the Borrower, and that no changes in the Applicable Rates then applicable to each outstanding Loan and Letter of Credit will occur, during the period commencing on the date such statement is issued and ending on the Due Date related thereto. On the Due Date, the Administrative Agent may debit the Designated

Account for the actual amount of accrued interest, fees, costs and expenses due on such Due Date (each, a "Debited Amount"), and shall promptly notify the Borrower as to any difference (positive or negative) between such Billed Amount and Debited Amount. The Borrower shall at all times maintain sufficient funds in the Designated Account to pay all Debited Amounts debited therefrom. To the extent that, on any Due Date, there are insufficient funds in the Designated Account to pay the Debited Amount related to such Due Date, the Borrower shall pay to the Administrative an amount equal to such Debited Amount in accordance with this Section 2.11. Interest, fees, costs and expenses payable hereunder shall continue to accrue in the manner provided hereunder, regardless of whether such interest, fees, costs and expenses are paid by the Borrower by means of a debit to the Designated Account or otherwise, and regardless of any differences between any Billed Amount and the Debited Amount related thereto. No failure by the Administrative Agent to issue any statement or notice, or failure or inability on the part of the Administrative Agent to debit the Designated Account on any Due Date for any amount then due (whether as a result of insufficient funds in the Designated Account on such Due Date or otherwise), shall in any way excuse or in any way affect any obligation of the Borrower to pay any such interest, fees, costs and expenses in accordance with the terms and provisions of this Agreement.

       (c) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

       (d) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

            (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

            (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

         (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (f) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

         (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.12 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in
Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment

(including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01  Taxes.

         (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that (A) the Borrower shall not be obligated to indemnify the Administrative Agent or any Lender for any penalties described in clause (iii) above to the extent the Administrative Agent or such Lender (1) had actual knowledge of the existence of the tax, interest, or expense, the non-payment of which gave rise to such penalties, and (2) failed to give the Borrower notice of such tax, interest or expense within ten Business Days after the Administrative Agent or such Lender received actual knowledge of the existence thereof; and (B) nothing contained in this subsection (d) shall be deemed to imply any obligation on the part of the Administrative Agent or any Lender to provide the Borrower with notice of any such tax, penalty, interest or expense. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

         3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

         3.04  Increased Cost and Reduced Return; Capital Adequacy.

         (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law occurring after the Closing Date, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from
(i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements utilized in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines that the introduction of any Law occurring after the Closing Date regarding capital adequacy, or any change therein or in the interpretation thereof occurring after the Closing Date, or compliance by such Lender (or its Lending Office) therewith after the Closing Date, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         3.05 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

         (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

         (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of (i) the joinder of a new Lender to this Agreement at any time after the Closing Date, and (ii) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefore as a result of a request by the Borrower pursuant to Section 10.16;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the offshore dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

     3.06 Matters Applicable to all Requests for Compensation.

     (a) The Administrative Agent or any Lender claiming compensation under this Article III shall deliver to the Borrower a certificate setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder. Such certificate shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods; provided, however, that the Borrower shall not be liable for any such amount to the extent attributable to any period occurring more than 180 days prior to the date of such certificate.

     (b) Upon any Lender's making a claim for compensation under Section 3.01 or 3.04, the Borrower may replace such Lender in accordance with Section 10.16.

     3.07 Survival. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder; provided, however, that the obligation of the Borrower to make any payment under this Article III is contingent upon the receipt by the Borrower of the certificate described in Section 3.06(a) within 180 days after the later of the repayment of all Loans, the termination of all Letters of Credit and the termination of the Commitments.

                                   ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

     4.01 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

     (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

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

          (i) executed counterparts of this Agreement, the Disclosure Letter and the Guaranty made by Cost Plus Management Services, Inc., Cost Plus Marketing Services, Inc., and Cost Plus of Texas, Inc., sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

          (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

          (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

          (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and each Guarantor existing as of the Closing Date is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

          (v) a favorable opinion or opinions of counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit F and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

          (vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

          (vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since February 3, 2002 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

          (viii) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released;

          (ix) (A) a Consolidating Asset Report dated as of the Closing Date, and (B) a Consolidating Revenue Report in respect of the four fiscal quarter period of the Borrower ended on or about April 30, 2002; and

          (x) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer or the Required Lenders reasonably may require.

     (b) Any fees required to be paid on or before the Closing Date shall have been paid.

     (c) Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

     (d)  The Closing Date shall have occurred on or before June 1, 2002.

     4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

     (a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of
Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

     (b) No Default shall exist, or would result from such proposed Credit Extension.

     (c) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

     Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Administrative Agent and the Lenders that:

     5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

     5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

     5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, other than, in connection with enforcement by judicial process, the filing of appropriate pleadings and other materials with the applicable court.

     5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

     5.05 Financial Statements; No Material Adverse Effect.

     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, in each case, that are required to be disclosed therein (in footnotes or otherwise) in accordance with GAAP.

     (b) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

     5.06 Litigation. Except as specifically disclosed in Schedule 5.06 to the Disclosure Letter, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.07 No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

     5.08 Ownership of Property; Liens. Each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

     5.09 Environmental Compliance. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.09 to the Disclosure Letter, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.10 Taxes. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

     5.11 ERISA Compliance.

     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto (or there is remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make amendments necessary to obtain a favorable determination letter) and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code and except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

     (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (c)  (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

     5.12 Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.12 of the Disclosure Letter and has no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.12 of the Disclosure Letter.

     5.13 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

     (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of
Section 8.01(e) will be margin stock.

     (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

     5.14 Compliance with Laws. Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.15 Intellectual Property; Licenses, Etc. The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, and, except where the existence of such conflict could not reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries own or possess such IP Rights without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person, except where any such infringement could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened in writing, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.16 Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders (such disclosures being deemed to include the Borrower's periodic filings with the Securities and Exchange Commission) all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), when taken together with the Borrower's periodic filings with the Securities and Exchange Commission, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                                  ARTICLE VI.
                              AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than, solely for this purpose, inchoate indemnity obligations which survive the termination of this Agreement) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

     6.01 Financial Statements. Deliver to the Administrative Agent (with enough copies for distribution to each Lender), in form and detail satisfactory to the Administrative Agent and the Required Lenders:

     (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and

     (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

     (c) as soon as available, but in any event within 60 days after the end of each fiscal year of the Borrower, a pro forma budget forecasting the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries over the immediately succeeding fiscal year of the Borrower and setting forth in comparative form the corresponding information for the previous fiscal year, all in reasonable detail.

     (d) as soon as available, but in any event not later than September 30/th/ f each year, a summary of the new site lease commitments the Borrower expects the Borrower and its Subsidiaries to enter into during the next succeeding fiscal year of the Borrower.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above; provided that the delivery by the Borrower of any such Section 6.02(d) deliverables shall not be in derogation of the obligation of the Borrower to furnish all other information and materials described in subsections (a) and (b) above at the times specified therein.

     6.02 Certificates; Other Information. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required
Lenders:

     (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event;

     (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

     (c) promptly after the same are available, copies of each material control weakness letter delivered to the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

     (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

     (e) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

     Documents required to be delivered pursuant to Section 6.01(a) or (b) or
Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by
Section 6.02(b) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

     6.03 Notices. Promptly notify the Administrative Agent and each Lender:

     (a)  of the occurrence of any Default;

     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (to the extent any of the following could reasonably be expected to result in a Material Averse Effect),
(i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

     (c)  of the occurrence of any ERISA Event; and

     (d) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary. Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

     Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

     6.04 Payment of Obligations. Except where the failure to do so could reasonably be expected to have a Material Adverse Effect, pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except (i) where the failure to maintain such legal existence or good standing, as the case may be, occurs upon the consummation of a transaction expressly permitted by Section 7.04 or 7.05, or
(ii) where the failure to maintain such good standing could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition (ordinary wear and tear excepted), except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

     6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

     6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

     6.09 Books and Records. (a) Maintain proper books of record and account, in which entries that are accurate in all material respects, and that conform with GAAP consistently applied, are made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

     6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

     6.11 Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document.

     6.12 Material Subsidiaries.

     Cause each Material Subsidiary created, acquired or arising after the Closing Date (including Subsidiaries existing as of the Closing Date which become Material Subsidiaries after the Closing Date, whether pursuant to the consummation of a Permitted Acquisition or otherwise) to execute and deliver a Guaranty within 30 days after each such Material Subsidiary is acquired, created or otherwise becomes a Material Subsidiary, together with such other certificates, documents, instruments and opinions as the Administrative Agent may reasonably request in connection therewith.

     6.13 Clean-Up Requirement. Pay or prepay any Loans then outstanding, and reimburse the L/C Issuer for any Unreimbursed Amounts then existing, such that, after giving effect to all such repayments, prepayments and reimbursements, the Adjusted Total Outstandings (a) do not exceed $20,000,000 for not less than 30 consecutive days during the period from January 1, 2003 through March 31, 2003, and (b) equal $0.00 for not less than 30 consecutive days during the period (i) from January 1, 2004 through March 31, 2004, and (ii) from January 1, 2005 through March 31, 2005.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than, solely for this purpose, inchoate indemnity obligations which survive the termination of this Agreement) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

     7.01 Liens. (a) Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

          (i)   Liens pursuant to any Loan Document;

          (ii) Liens existing on the date hereof and listed on Schedule 7.01 to the Disclosure Letter and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

          (iii) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

          (iv) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

          (v) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

          (vi) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (vii) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

          (viii) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

          (ix) Liens securing capital leases and Synthetic Lease Obligations, and purchase money security interests on any property acquired or held by the Borrower or its Subsidiaries in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such property to the extent permitted under Section 7.03; provided, however, that (i) any such Lien attaches to such property concurrently with or within 120 days after the acquisition thereof, (ii) any such Lien attaches solely to the property so acquired in such transaction, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of the acquisition or construction of such property;

          (x) Liens securing Indebtedness permitted by Section 7.03(e); provided that (i) such Liens existed on the date of the Permitted Acquisition of the entity or business that is subject to such Indebtedness,
     (ii) such Liens do not at any time encumber any property other than the property of such acquired entity or business and (iii) such Liens were not created, assumed or incurred in anticipation or contemplation of such Permitted Acquisition;

          (xi) Liens in favor of any Governmental Authority constituting a customs and revenue authority which secure payment of customs duties in connection with the Borrower's or its Subsidiaries' importation of goods in the ordinary course of business;

          (xii) Liens arising solely by virtue of any statutory, common law or contractual provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (A) such deposit account is not a dedicated cash collateral account and is not subject to any control agreement or any restriction against access by the Borrower or such Subsidiary that is more stringent than those set forth in regulations promulgated by the FRB, and (B) such deposit account is not intended by the Borrower or such Subsidiary to provide collateral to such depository institution; and

          (xiii) Liens (not otherwise permitted by this Section 7.01) securing obligations of the Borrower and its Subsidiaries; provided that the aggregate amount of all such obligations secured by all such Liens does not exceed $1,000,000 at any time.

     (b) Enter into or suffer to exist any agreement (other than pursuant to any Loan Document) prohibiting or conditioning the creation or assumption of any Lien upon any of its properties, revenues or assets, whether now owned or hereafter acquired; provided, however, that this subsection shall not prohibit any such agreement incurred or provided in favor of any holder of Indebtedness secured by a Lien permitted by subsection (a)(ix) of this Section, with respect to property secured by such Lien.

     7.02 Investments. Make any Investments, except:

     (a) Investments held by the Borrower or such Subsidiary in the form of cash equivalents or short-term marketable securities;

     (b) advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $2,500,000 at any time outstanding, for travel, entertainment, relocation, and other personal or business purposes;

     (c) Investments of the Borrower in any Subsidiary and Investments of any Subsidiary in the Borrower or in another wholly-owned Subsidiary;

     (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

     (e)  Guarantees permitted by subsections (c) through (h) of Section 7.03;

     (f) acquisitions of all or substantially all of the capital stock, assets or business of any Person (each, a "Permitted Acquisition"), in each case not otherwise permitted by subsections (a) through (e) or (g) or (h) of this Section 7.02; provided that (i) the total consideration paid or agreed to be paid by the Borrower and its Subsidiaries directly in connection with all such Permitted Acquisitions, including for this purpose any debt (contingent or otherwise) assumed or acquired directly in connection with all such Permitted Acquisitions (or series of related transactions constituting, in the reasonable opinion of the Administrative Agent, a Permitted Acquisition), shall not exceed $25,000,000 in the aggregate at any time for all such consideration taken together (exclusive of any payments in connection therewith that are contingent upon future performance or revenues and regardless of whether the entire amount of such cash consideration is actually paid at the time of such Permitted Acquisitions); (ii) any such Permitted Acquisition is consummated in compliance with Section 7.07; (iii) if any such Permitted Acquisition is consummated pursuant to a merger with the Borrower or a Guarantor, the Borrower or Guarantor, as the case may be, shall be the surviving entity, (iv) any Subsidiary created or surviving as a result of any such Permitted Acquisition which, on a pro forma basis (assuming for this purpose that such Permitted Acquisition was consummated on the last day of the fiscal quarter for which financial statements were most recently delivered under Sections 6.01(a) or
(b)), constitutes a Material Subsidiary, shall comply with Section 6.12; (v) no Default or Event of Default would result from the consummation of any such Permitted Acquisition; and (vii) prior to the commencement of any such Permitted Acquisition, or attempted Permitted Acquisition, the board of directors or other governing body of the Person acquired or the Person owning the assets acquired pursuant to any such Permitted Acquisition shall have approved the terms of such Permitted Acquisition; and

     (g)  Investments in (i) partnerships of which the Borrower is a partner,
(ii) joint ventures of which the Borrower is a member, and (iii) limited liability companies of which the Borrower is a member; in each case (i), (ii) and (iii), provided that the aggregate amount of all capital contributions and debt (contingent or otherwise) paid or agreed to be paid by the Borrower and its Subsidiaries directly in connection with all such Investments from and after February 3, 2002, shall not exceed $10,000,000.

     7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

     (a)  Indebtedness under the Loan Documents;

     (b)  Indebtedness outstanding on the date hereof and listed on Schedule
7.03 to the Disclosure Letter and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

     (c) Guarantees of the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Guarantor;

     (d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

     (e) Indebtedness not otherwise permitted hereunder of any entity or business acquired pursuant to a Permitted Acquisition consummated in accordance with Section 7.02(f); provided that (i) such Indebtedness existed on the date of such Permitted Acquisition, and (ii) such Indebtedness was not created, assumed or incurred in anticipation or contemplation of such Permitted Acquisition;

     (f) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for PP&E; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed the amount set forth in Section 7.11;

     (g) Guarantees of the Borrower and its Subsidiaries, and other contingent Indebtedness of the Borrower and its Subsidiaries (other than obligations arising under any Swap Contract), in each case, not otherwise permitted under this Section 7.03; provided that the aggregate amount of all such Guarantees and other contingent Indebtedness shall not exceed $1,000,000 at any time for all such Guarantees and Indebtedness taken together; and

     (h) unsecured Indebtedness of the Borrower and its Subsidiaries arising in the ordinary course of business in an aggregate amount not to exceed $5,000,000 at any time for all such Indebtedness taken together.

     7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

     (a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Guarantor is merging with another Subsidiary which is not a Guarantor, the Guarantor shall be the continuing or surviving Person; and

     (b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary, provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor; and

     (c) the Borrower or any Subsidiary may merge or consolidate with another Person, provided that (i) such merger or consolidation is undertaken as part of a Permitted Acquisition, and (ii) with respect to any such merger involving the Borrower or a Guarantor, the Borrower or such Guarantor is the surviving entity.

     7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

     (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

     (b)  Dispositions of inventory in the ordinary course of business;

     (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property, and (iii) such equipment or real property is no longer needed by the Borrower or such Subsidiary to conduct its respective business operations;

     (d) Dispositions of property (i) by any Subsidiary to the Borrower or to a Guarantor, and (ii) by the Borrower to any Guarantor;

     (e)  Dispositions expressly permitted by Section 7.04;

     (f) Dispositions by the Borrower and its Subsidiaries of PP&E pursuant to sale-leaseback transactions resulting solely in operating lease obligations, provided that the aggregate fair market value of all PP&E so Disposed of in any fiscal year of the Borrower (commencing as of February 4, 2002) shall not exceed $10,000,000;

     (g) non-exclusive licenses of IP Rights in the ordinary course of business and, provided that substantially all of the value of the applicable IP Right is not disposed of as a result of the grant thereof, exclusive licenses of IP Rights for particular fields of use or geographic areas in the ordinary course of business; and

     (h) Dispositions not otherwise permitted by subsections (a) through (g) of this Section 7.05; provided that the aggregate fair market value of all property so Disposed of in any fiscal year of the Borrower shall not exceed $3,000,000;

     provided, however, that any Disposition pursuant to clauses (a) through (g) shall be for fair market value.

     7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

     (a) each Subsidiary may make Restricted Payments to the Borrower and to wholly-owned Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of capital stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests);

     (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person;

     (c) the Borrower may purchase, redeem or otherwise acquire shares of its common s tock or other common equity interests or warrants or options to acquire any such shares; provided that (i) no Default exists immediately before, or would result from such purchase, redemption or other acquisition, and (ii) the aggregate amount of all consideration paid for all such shares, warrants and options purchased, redeemed or otherwise acquired, as the case may be, shall not, without the prior written consent of the Required Lenders, exceed $10,000,000 in any fiscal year of the Borrower; and

     (d) the Borrower and each Subsidiary may repurchase equity interests or rights to acquire equity interests pursuant to, and in accordance with the terms and provisions of, any employee stock or employee stock option compensation plan or agreement that has been duly authorized by the board of directors of the Borrower or such Subsidiary, as applicable.

     7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or substantially related or incidental thereto.

     7.08 [RESERVED].

     7.09 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

     7.10 Minimum Consolidated Tangible Net Worth.

     Permit Consolidated Tangible Net Worth, as of the end of any fiscal quarter of the Borrower listed below, to be less than the correlative amount set forth opposite such fiscal quarter:

             ------------------------------------------------------------------
                              Fiscal Quarter                      Amount
             ------------------------------------------------------------------
                  First fiscal quarter, fiscal year 2003       $165,000,000
             ------------------------------------------------------------------
                  Second fiscal quarter, fiscal year 2003      $165,000,000
             ------------------------------------------------------------------
                  Third fiscal quarter, fiscal year 2003       $165,000,000
             ------------------------------------------------------------------
                  Fourth fiscal quarter, fiscal year 2003      $200,000,000
             ------------------------------------------------------------------
                  First fiscal quarter, fiscal year 2004       $200,000,000
             ------------------------------------------------------------------
                  Second fiscal quarter, fiscal year 2004      $200,000,000
             ------------------------------------------------------------------
                  Third fiscal quarter, fiscal year 2004       $200,000,000
             ------------------------------------------------------------------
                  Fourth fiscal quarter, fiscal year 2004      $230,000,000
             ------------------------------------------------------------------
                  First fiscal quarter, fiscal year 2005       $230,000,000
             ------------------------------------------------------------------
                  Second fiscal quarter, fiscal year 2005      $230,000,000
             ------------------------------------------------------------------
                  Third fiscal quarter, fiscal year 2005       $230,000,000
             ------------------------------------------------------------------
                Fourth fiscal quarter, fiscal year 2005 and    $270,000,000
                                thereafter
             ------------------------------------------------------------------

     (For purposes of this Agreement, fiscal year 2003 shall be deemed to be that fiscal year of the Borrower ending on or about February 1, 2003).

     7.11 Capital Expenditures. During any fiscal year (commencing as of February 4, 2002), make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any PP&E (excluding normal replacements and maintenance which are properly charged to current operations), or incur or assume any Indebtedness for such purpose, in an aggregate amount for all such expenditures and Indebtedness together exceeding for such fiscal year the amount set forth below:

                           Fiscal Year                        Amount
               ------------------------------------------------------------
                Ending on or about February 1, 2003         $38,000,000

                Ending on or about February 1, 2004         $40,000,000

                Ending on or about February 1, 2005 and
                               thereafter                   $42,000,000

     7.12 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to transactions between or among the Borrower and any of its wholly-owned Subsidiaries or between or among any wholly-owned Subsidiaries.

                                 Article VIII.
                         EVENTS OF DEFAULT AND REMEDIES

     8.01 Events of Default. Any of the following shall constitute an Event of
Default:

     (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

     (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01(a) or (b), 6.02(a) or
(b), 6.03(a), 6.05, 6.10, 6.11, 6.12, 6.13 or Article VII; or

     (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

     (e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

     (f) Insolvency Proceedings, Etc. Any Loan Party or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

     (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Material Subsidiary admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

     (h) Judgments. There is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage as to all or substantially all of the amount of such judgment or order), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or (C) such judgment or order is not satisfied by the Borrower within 30 days after the entry thereof; or

     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or will result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

        (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

        (k) Change of Control. There occurs any Change of Control with respect to the Borrower.

        8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

        (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

        (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

        (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

        (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

                        ARTICLE IX. ADMINISTRATIVE AGENT

        9.01    Appointment and Authorization of Administrative Agent.

        (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

        (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

        9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

        9.03    Liability of Administrative Agent. No Agent-Related Person shall
(a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness,

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enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

        9.04    Reliance by Administrative Agent.

        (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

        (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

        9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

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        9.06    Credit Decision; Disclosure of Information by Administrative
Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

        9.07 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

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        9.08    Administrative Agent in its Individual Capacity. Bank of America
and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

        9.09 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and L/C Issuer and the respective terms "Administrative Agent" and "L/C Issuer" shall mean such successor administrative agent and Letter of Credit issuer and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and
10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

        9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent

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(irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

              (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.08 and 10.04) allowed in such judicial proceeding; and

              (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 10.04.

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     9.11 Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.12.

     9.12 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

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                                   ARTICLE X.
                                  MISCELLANEOUS

     10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

     (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

     (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

     (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

     (e) change Section 2.12 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

     (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

     (g) subject to Section 9.11, release any Guarantor from any Guaranty without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect

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the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

     10.02 Notices and Other Communications; Facsimile Copies.

     (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection
(c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

         (i) if to the Borrower, the Administrative Agent or the L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

         (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the L/C Issuer.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent and the L/C Issuer pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

     (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

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    (c)   Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, to distribute Loan Documents for execution by the parties thereto, to submit Letter of Credit Applications in respect of commercial Letters of Credit as described in Section 2.03(b)(i), and may not be used for any other purpose.

    (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

    10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

    10.04 Attorney Costs, Expenses and Taxes.The Borrower agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with (i) the development, preparation, negotiation and execution of this Agreement and the other Loan Documents (subject to the agreements between the Borrower and the Administrative Agent set forth in the Fee Letter and whether or not the transactions contemplated hereby or thereby are consummated),
(ii) any amendment, waiver, consent or other modification of the provisions hereof and thereof, and (iii) the consummation and administration of the transactions contemplated hereby and thereby; in each case (i), (ii) and (iii), including all reasonable Attorney Costs; and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section 10.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

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     10.05 Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, and all third-party claims, demands, actions, judgments, suits, and all costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or
(d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     10.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable

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share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

       10.07 Successors and Assigns.

       (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

       (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that (i) at any time other than during the existence of an Event of Default, the Borrower shall have given its prior approval to such assignment (such approval not be unreasonably withheld); (ii) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection
(g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iv) any assignment of a Commitment must be approved by the Administrative Agent and the L/C Issuer unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the

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extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

       (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

       (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) prior to the sale of any such participation, such Lender shall exercise commercially-reasonable efforts to obtain from such Participant a written representation and warranty to the effect that, as of the date of the sale of such participation, such Participant is not engaged in the same principal lines of business as the Borrower, provided that if such representation proves to have been incorrect or untrue on such date, the Borrower shall have no claim or cause of action against such Lender on such basis, and the sale of such participation shall not be nullified or otherwise affected on such grounds. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection

(b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

       (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

       (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

       (g)   As used herein, the following terms have the following meanings:

             "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the L/C Issuer, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

             "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

             "Approved Fund" means any Fund that is administered or managed by
       (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

       (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 10 days' notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

     10.08 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel, independent contractors and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or (provided that, to the extent permitted and practicable in the reasonable judgment of the recipient thereof, reasonably prompt notice of the receipt thereof is given to the Borrower) to the extent required by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     10.09 Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

     10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The

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

invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.15 Tax Forms. (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

     (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

     (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a); provided that if such Lender shall have satisfied the requirement of this Section 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

     (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 10.15(a).

     (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

     (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

     10.16 Replacement of Lenders. Under any circumstances set forth herein providing that the Borrower shall have the right to replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by the Borrower in such instance) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower, which replacement shall be effective as of the date the applicable Lender being replaced ceases to be a Lender hereunder; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to Section 3.01 or
3.04. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to any Lender through the date of replacement (including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer as it may reasonably require with respect to any continuing obligation to fund participation interests in any L/C Obligations then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans and participations in L/C Obligations.

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

     10.17 Governing Law.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN SAN FRANCISCO OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     10.18 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     10.19 Time of the Essence. Time is of the essence of the Loan Documents.

      (Remainder of page intentionally left blank. Signature pages follow)

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      COST PLUS, INC., as the Borrower


                                      By: ______________________________________

                                      Name: ____________________________________

                                      Title: ___________________________________


                         (Signature Page to Agreement)

                                      BANK OF AMERICA, N.A., as
                                      Administrative Agent


                                      By: ______________________________________

                                      Name: ____________________________________

                                      Title: ___________________________________


                         (Signature Page to Agreement)

                          BANK OF AMERICA, N.A., as a Lender and L/C Issuer



                          By:_______________________________________________


                          Name:_____________________________________________


                          Title:____________________________________________


                         (Signature Page to Agreement)

                           UNION BANK OF CALIFORNIA, N.A., as a
                           Lender



                           By:__________________________________________________


                           Name:________________________________________________


                           Title:_______________________________________________


                         (Signature Page to Agreement)

                            WELLS FARGO HSBC TRADE BANK, N.A., as a Lender



                            By:_________________________________________________


                            Name:_______________________________________________


                            Title:______________________________________________


                         (Signature Page to Agreement)

                                                                  SCHEDULE 2.01

                                   COMMITMENTS
                               AND PRO RATA SHARES

     Subject to Section 2.05(b), at all times other than during a Reduced Commitment Period:

            Lender                        Commitment          Pro Rata Share
------------------------------------------------------------------------------

Bank of America, N.A.                     $37,500,000         50.000000000%

Union Bank of California, N.A.            $18,750,000         25.000000000%

Wells Fargo HSBC Trade Bank, N.A.         $18,750,000         25.000000000%
------------------------------------------------------------------------------
Total                                     $75,000,000        100.000000000%





     Subject to Section 2.05(b), at all times during any Reduced Commitment
Period:

               Lender                      Commitment        Pro Rata Share
------------------------------------------------------------------------------

Bank of America, N.A.                     $15,000,000         50.000000000%

Union Bank of California, N.A.            $ 7,500,000         25.000000000%

Wells Fargo HSBC Trade Bank, N.A.         $ 7,500,000         25.000000000%
------------------------------------------------------------------------------
Total                                     $30,000,000        100.000000000%

                                 Schedule 2.01

                                                                 SCHEDULE 10.02

                         ADMINISTRATIVE AGENT'S OFFICE,
                          CERTAIN ADDRESSES FOR NOTICES

BORROWER:

COST PLUS, INC.
(address)

ADMINISTRATIVE AGENT:

Administrative Agent's Office: (for payments and Requests for Credit
Extensions):

BANK OF AMERICA, N.A.
(address)

Other Notices as Administrative Agent:

BANK OF AMERICA, N.A.
(address)

                                 Schedule 10.02

L/C ISSUER:

BANK OF AMERICA, N.A.

(address)

UNION BANK OF CALIFORNIA, N.A.

Requests for Credit Extensions:

Union Bank of California, N.A.
(address)

Notices (other than Requests for Credit Extensions):

Union Bank of California, N.A.
(address)

                                 Schedule 10.02

WELLS FARGO HSBC TRADE BANK, N.A.

Requests for Credit Extensions:

Wells Fargo HSBC Trade Bank, N.A.
(address)

Notices (other than Requests for Credit Extensions):

Wells Fargo HSBC Trade Bank, N.A.
(address)


                                 Schedule 10.02

                                                                    EXHIBIT A

                               FORM OF LOAN NOTICE

                                                      Date:  ___________, _____

To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of May 29, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Cost Plus, Inc., a California corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

         The undersigned hereby requests (select one):

         [_]  A Borrowing of Loans    [_] A conversion or continuation of Loans

1.       On _______________________________________________ (a Business Day).


2.       In the amount of $_________________________.

3.       Comprised of:  [Type of Loan requested].

4.       For Eurodollar Rate Loans:  with an Interest Period of________ months.


         The Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.

                           COST PLUS, INC.

                           By:  ________________________________________________

                           Name: _______________________________________________

                           Title:_______________________________________________

                         Exhibit A: Form of Loan Notice

                                                                EXHIBIT B

                                  FORM OF NOTE
                                                       _________________________

         FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to _____________________ or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of May 29, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

         The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of each Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

         The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

                             Exhibit B: Form of Note

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                              COST PLUS, INC.

                              By:_______________________________________________


                              Name:_____________________________________________


                              Title:____________________________________________

                         Exhibit B: Form of Note

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                                       Amount of
                                                      Principal or    Outstanding
                                           End of      Interest        Principal
                Type of      Amount of    Interest     Paid This        Balance         Notation
     Date      Loan Made     Loan Made     Period        Date          This Date        Made By
-------------------------------------------------------------------------------------------------
   ---------   ---------    ----------    ---------    ----------      ---------        --------

   ---------   ---------    ----------    ---------    ----------      ---------        --------

   ---------   ---------    ----------    ---------    ----------      ---------        --------

   ---------   ---------    ----------    ---------    ----------      ---------        --------

   ---------   ---------    ----------    ---------    ----------      ---------        --------

   ---------   ---------    ----------    ---------    ----------      ---------        --------

   ---------   ---------    ----------    ---------    ----------      ---------        --------

   ---------   ---------    ----------    ---------    ----------      ---------        --------

   ---------   ---------    ----------    ---------    ----------      ---------        --------

   ---------   ---------    ----------    ---------    ----------      ---------        --------

   ---------   ---------    ----------    ---------    ----------      ---------        --------

   ---------   ---------    ----------    ---------    ----------      ---------        --------

   ---------   ---------    ----------    ---------    ----------      ---------        --------

   ---------   ---------    ----------    ---------    ----------      ---------        --------

   ---------   ---------    ----------    ---------    ----------      ---------        --------

   ---------   ---------    ----------    ---------    ----------      ---------        --------

   ---------   ---------    ----------    ---------    ----------      ---------        --------

   ---------   ---------    ----------    ---------    ----------      ---------        --------

                             Exhibit B: Form of Note

                                                                       EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE

                                        Financial Statement Date: _______, _____

To:  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement, dated as of May 29, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Cost Plus, Inc., a California corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

     [Use following paragraph for fiscal year-end financial statements required by Section 6.01(a)]

..    Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

      [Use following paragraph for fiscal quarter-end financial statements required by Section 6.01(b)]

..    Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

..    The undersigned has reviewed and is familiar with the terms of the
     Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

                    Exhibit C: Form of Compliance Certificate

..    A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

                                  [select one:]

     [to the best knowledge of the undersigned during such fiscal period, the Borrower has performed and observed each covenant and condition of the Loan Documents applicable to it and there exists no Default as of the date of this Compliance Certificate.]

                                     --or--

     [the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

..    The representations and warranties of the Borrower contained in Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

..    The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

                   Exhibit C: Form of Compliance Certificate

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _________________, _______.

                                        COST PLUS, INC.


                                        By: ___________________________________

                                        Name: _________________________________

                                        Title: ________________________________

                    Exhibit C: Form of Compliance Certificate

      For the Quarter/Year ended ___________________(the "Statement Date")

                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

I.   Section 7.10 - Minimum Consolidated Tangible Net Worth.

     A.   Actual Consolidated Tangible Net Worth at Statement Date:

          1.   Shareholders' Equity as at the Statement Date:

               (a)  Consolidated shareholders' equity of the
                    Borrower and its Subsidiaries as of the
                    Statement Date as determined in accordance
                    with GAAP:                                       $__________

               (b)  Aggregate principal amount of Subordinated
                    Indebtedness outstanding as of the Statement
                    Date in respect of the Borrower and its
                    Subsidiaries on a consolidated basis:            $__________

               (c)  Shareholders' Equity as of the Statement
                    Date: (Line I.A.1.(a) plus Line I.A.1.(b)):      $__________

          2.   Intangible Assets of the Borrower and its
               Subsidiaries as of the Statement Date:                $__________

          3.   Actual Consolidated Tangible Net Worth
               as of the Statement Date
               (Line I.A.1.(c) less Line I.A.2):                     $__________

     B.   Minimum required Consolidated Tangible Net
          Worth as of the Statement Date (insert applicable number
          from the table appearing below):                           $__________

     ----------------------------------------------------------------------------------------------------
                                                           Minimum Required Consolidated Tangible
           Fiscal Quarter of the Borrower                                Net Worth
     ----------------------------------------------------------------------------------------------------
            First fiscal quarter, fiscal year 2003                       $165,000,000
     ----------------------------------------------------------------------------------------------------
           Second fiscal quarter, fiscal year 2003                       $165,000,000
     ----------------------------------------------------------------------------------------------------
            Third fiscal quarter, fiscal year 2003                       $165,000,000
     ----------------------------------------------------------------------------------------------------
           Fourth fiscal quarter, fiscal year 2003                       $200,000,000
     ----------------------------------------------------------------------------------------------------
            First fiscal quarter, fiscal year 2004                       $200,000,000
     ----------------------------------------------------------------------------------------------------
           Second fiscal quarter, fiscal year 2004                       $200,000,000
     ----------------------------------------------------------------------------------------------------
            Third fiscal quarter, fiscal year 2004                       $200,000,000
     ----------------------------------------------------------------------------------------------------

                    Exhibit C: Form of Compliance Certificate

         ---------------------------------------------------------------------------------------------
                   Fourth fiscal quarter, fiscal year 2004                        $230,000,000
         ---------------------------------------------------------------------------------------------
                   First fiscal quarter, fiscal year 2005                         $230,000,000
         ---------------------------------------------------------------------------------------------
                   Second fiscal quarter, fiscal year 2005                        $230,000,000
         ---------------------------------------------------------------------------------------------
                   Third fiscal quarter, fiscal year 2005                         $230,000,000
         ---------------------------------------------------------------------------------------------
           Fourth fiscal quarter, fiscal year 2005 and thereafter                 $270,000,000
         ---------------------------------------------------------------------------------------------

         C.       Excess (deficiency) for covenant compliance
                  (Line I.A.3 less Line I.B):                                         $_______________

         Covenant compliance?        [_] Yes                                        [_]  No

II.      Section 7.11 -- Capital Expenditures.

         A. Aggregate amount of capital expenditures made or incurred by the Borrower and its Subsidiaries during the current fiscal year of the Borrower:

                  1.       Aggregate amount of expenditures made or incurred by
                           the Borrower and its Subsidiaries during the current
                           fiscal year of the Borrower in respect of the
                           purchase or other acquisition of any PP&E (excluding
                           normal replacements and maintenance which are
                           properly charged to current operations):                   $_______________

                  2.       Aggregate amount of Indebtedness incurred or assumed
                           by the Borrower and its Subsidiaries during the
                           current fiscal year of the Borrower in respect of the
                           purchase or other acquisition of any PP&E (excluding
                           normal replacements and maintenance which are
                           properly charged to current operations):                   $_______________

                  3.       Aggregate amount of capital expenditures made or
                           incurred by the Borrower and its Subsidiaries during
                           the current fiscal year of the Borrower:
                           (Line II.A.1 plus Line II.A.2):                            $_______________

         B.       Maximum permitted capital expenditures permitted during
                  current fiscal year of the Borrower (choose applicable number
                  from the table appearing below):                                    $_______________


                    Exhibit C: Form of Compliance Certificate

         -------------------------------------------------------------------------------------------------------
                              Fiscal Year of the Borrower                                  Amount
         -------------------------------------------------------------------------------------------------------
                          Ending on or about February 1, 2003                           $38,000,000
         -------------------------------------------------------------------------------------------------------
                          Ending on or about January 31, 2004                           $40,000,000
         -------------------------------------------------------------------------------------------------------
                   Ending on or about January 29, 2005 and thereafter                   $42,000,000
         -------------------------------------------------------------------------------------------------------

         C.       Excess (deficient) for covenant compliance
                  (Line II.B less Line II.A.3):                $_______________

         Covenant compliance?     [_] Yes                        [_]  No

                    Exhibit C: Form of Compliance Certificate

                                                                       EXHIBIT D

                            ASSIGNMENT AND ASSUMPTION

         This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit and Guarantees included in such facilities) and (ii) to the extent permitted to be assigned under the Loan Documents and applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor:   ______________________________

2.       Assignee:______________________________
         [and is an Affiliate/Approved Fund of [identify Lender]]

3.       Borrower: Cost Plus, Inc., a California corporation

4. Administrative Agent: ______________________, as the administrative agent under the Credit Agreement

5. Credit Agreement: The Credit Agreement, dated as of May 29, 2002, among Cost Plus, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent

                    Exhibit D: Form of Assignment and Assumption

6.       Assigned Interest:

--------------------------------------------------------------------------------------------------------------
                                      Aggregate
                                      Amount of                   Amount of                Percentage
                                     Commitments                  Commitment              Assigned of
      Facility Assigned            for all Lenders                 Assigned               Commitment/1/
      -----------------            ---------------                 --------               ----------
--------------------------------------------------------------------------------------------------------------
        -------------             $----------------           $----------------          --------------%
--------------------------------------------------------------------------------------------------------------
        -------------             $----------------           $----------------          --------------%
--------------------------------------------------------------------------------------------------------------
        -------------             $----------------           $----------------          --------------%
--------------------------------------------------------------------------------------------------------------

[7.      Trade Date:       __________________]/2/


Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                    ASSIGNOR
                                    --------

                                    [NAME OF ASSIGNOR]

                                    By: _____________________________
                                            Title:


                                    ASSIGNEE
                                    --------

                                    [NAME OF ASSIGNEE]


                                    By: _____________________________
                                            Title:

_________________________

         /1/ Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

         /2/ To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

                  Exhibit D: Form of Assignment and Assumption

[Consented to and]/3/ Accepted:

[NAME OF ADMINISTRATIVE AGENT], as

  Administrative Agent

By: _________________________________
    Title:

[Consented to:]/4/


By: _________________________________
    Title:

_________________________

         /3/ To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
         /4/ To be added only if the consent of the Borrower and/or other parties (e.g. L/C Issuer) is required by the terms of the Credit Agreement.

                  Exhibit D: Form of Assignment and Assumption

                                            ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                        STANDARD TERMS AND CONDITIONS FOR

                            ASSIGNMENT AND ASSUMPTION

     1.   Representations and Warranties.

     1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 6.01(a) and (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, and (vi) it is not engaged in lines of business substantially similar to those lines of business engaged in by the Borrower on the date hereof, provided that if the representation and warranty set forth in this clause (vi) proves to have been untrue or incorrect when made, the assignment contemplated in this Assignment and Assumption shall not be nullified on that basis; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                  Exhibit D: Form of Assignment and Assumption

     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of California.

                  Exhibit D: Form of Assignment and Assumption

                                                                       EXHIBIT E

                                FORM OF GUARANTY

     THIS GUARANTY (this "Guaranty"), dated as of [_________], is made by each Guarantor named in the signature pages hereof (each a "Guarantor" and, collectively, the "Guarantors"), in favor of the Lenders party to the Credit Agreement referred to below and Bank of America, N.A., as administrative agent for such Lenders (in such capacity, the "Administrative Agent").

     Cost Plus, Inc., a California corporation (the "Borrower"), the Lenders from time to time party thereto (each a "Lender" and, collectively, the "Lenders"), the L/C Issuer, and the Administrative Agent are parties to a Credit Agreement dated as of May 29, 2002 (as amended, modified, renewed or extended from time to time, the "Credit Agreement").

     It is a condition precedent to the Borrowings and issuances of Letters of Credit under the Credit Agreement that each Guarantor guarantee the indebtedness and other obligations of the Borrower to the Guaranteed Parties under or in connection with the Credit Agreement as set forth herein. Each Guarantor, as a Subsidiary of the Borrower, will derive substantial direct and indirect benefits from the making of the Loans to, and issuances of Letters of Credit for the account of, the Borrower pursuant to the Credit Agreement (which benefits are hereby acknowledged by each Guarantor).

     Accordingly, to induce the Administrative Agent, the L/C Issuer, and the Lenders to enter into the Credit Agreement, and in consideration thereof, each Guarantor hereby agrees as follows:

     SECTION 1 Definitions; Interpretation.

     (a) Terms Defined in Credit Agreement. All capitalized terms used in this Guaranty (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

     (b) Certain Defined Terms. As used in this Guaranty (including in the recitals hereof), the following terms shall have the following meanings:

     "Collateral" means any property and interests and proceeds thereof now or hereafter acquired by the Borrower or any other Person in which a Lien shall exist in favor of the Guaranteed Parties to secure the Guaranteed Obligations.

     "Collateral Documents" means any agreement pursuant to which the Borrower or any other Person provides a Lien on any Collateral and all filings, documents and agreements made or delivered pursuant thereto.

     "Guaranteed Obligations" has the meaning set forth in Section 2.

     "Guaranteed Parties" means the Administrative Agent, the Lenders and the L/C Issuer.

                          Exhibit E: Form of Guaranty

     "Guarantor Documents" means this Guaranty and all other certificates, documents, agreements and instruments delivered to any Guaranteed Party under or in connection with this Guaranty and the Loan Documents.

     "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code of the United States and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business;
(d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

     (c) Interpretation. The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Guaranty and are incorporated herein by this reference.

     SECTION 2 Guaranty.

     (a) Guaranty. Each Guarantor hereby unconditionally and irrevocably guarantees to the Guaranteed Parties, and their respective successors, endorsees, transferees and assigns, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the indebtedness, liabilities and other obligations of the Borrower to the Guaranteed Parties under or in connection with the Credit Agreement, the Notes and the other Loan Documents, including all unpaid principal of the Loans, all Unreimbursed Amounts under the Letters of Credit, all interest accrued thereon, all fees due under the Credit Agreement and all other amounts payable by the Borrower to the Guaranteed Parties thereunder or in connection therewith. The terms "indebtedness," "liabilities" and "obligations" are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any Debtor Relief Law, and including interest that accrues after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding. The foregoing indebtedness, liabilities and other obligations of the Borrower, and all other indebtedness, liabilities and obligations to be paid or performed by the Guarantors in connection with this Guaranty (including any and all amounts due under Section 12), shall hereinafter be collectively referred to as the "Guaranteed Obligations."

     (b) Limitation of Guaranty. To the extent that any court of competent jurisdiction shall impose by final judgment under applicable law (including the California Uniform Fraudulent Transfer Act and (S)(S)544 and 548 of the Bankruptcy Code) any limitations on

                           Exhibit E: Form of Guaranty
the amount of any Guarantor's liability with respect to the Guaranteed Obligations which any Guaranteed Party can enforce under this Guaranty, the Guaranteed Parties by their acceptance hereof accept such limitation on the amount of such Guarantor's liability hereunder to the extent needed to make this Guaranty and the Guarantor Documents fully enforceable and nonavoidable.

     SECTION 3 Liability of Guarantors. The liability of the Guarantors under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

     (a) such Guarantor's liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any Guaranteed Party's exercise or enforcement of any remedy it may have against the Borrower or any other Person, or against any Collateral;

     (b) this Guaranty is a guaranty of payment when due and not merely of collectibility;

     (c) the Guaranteed Parties may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between any of the Guaranteed Parties and the Borrower with respect to the existence of such Event of Default;

     (d) such Guarantor's payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Guarantor's liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

     (e) such Guarantor's liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Guarantor be exonerated or discharged by, any of the following events:

         (i) any proceeding under any Debtor Relief Law with respect to the Borrower, such Guarantor, any other Loan Party or any other Person;

         (ii) any limitation, discharge, or cessation of the liability of the Borrower, such Guarantor, any other Loan Party or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

         (iii) any merger, acquisition, consolidation or change in structure of the Borrower, such Guarantor or any other Loan Party or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of the Borrower, such Guarantor, any other Loan Party or other Person;

         (iv) any assignment or other transfer, in whole or in part, of any Guaranteed Party's interests in and rights under this Guaranty or the other Loan Documents, including any Guaranteed Party's right to receive payment of the Guaranteed

                           Exhibit E: Form of Guaranty

         Obligations, or any assignment or other transfer, in whole or in part, of any Guaranteed Party's interests in and to any of the Collateral;

                (v) any claim, defense, counterclaim or setoff, other than that of prior performance, that the Borrower, such Guarantor, any other Loan Party or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

                (vi) any Guaranteed Party's amendment, modification, renewal, extension, cancellation or surrender of any Loan Document, any Guaranteed Obligations, or any Collateral, or any Guaranteed Party's exchange, release, or waiver of any Collateral;

                (vii) any Guaranteed Party's exercise or nonexercise of any power, right or remedy with respect to any of the Collateral, including any Guaranteed Party's compromise, release, settlement or waiver with or of the Borrower, any other Loan Party or any other Person;

                (viii) any Guaranteed Party's vote, claim, distribution, election, acceptance, action or inaction in any proceeding under any Debtor Relief Law related to the Guaranteed Obligations;

                (ix) any impairment or invalidity of any of the Collateral or any other collateral securing any of the Guaranteed Obligations or any failure to perfect any of the Liens of the Guaranteed Parties thereon or therein; and

                (x) any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of the Borrower to any Guaranteed Party.

            SECTION 4 Consents of Guarantors. Each Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from such Guarantor:

            (a) the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or obligations of the Loan Parties under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

            (b) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Guaranteed Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise;

            (c) the time for the Borrower's (or any other Person's) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Guaranteed Parties may deem proper;

                          Exhibit E: Form of Guaranty

            (d) any Guaranteed Party may discharge or release, in whole or in part, any other Loan Party or any other Person liable for the payment and performance of all or any part of the Guaranteed Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral or any other collateral, nor shall any Guaranteed Party be liable to the Guarantors for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any Person or to realize on the Collateral or other collateral therefor;

            (e) in addition to the Collateral, the Guaranteed Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

            (f) the Guaranteed Parties may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of the Borrower to any Guaranteed Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action;

            (g) the Guaranteed Parties may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Loan and any power of sale) granted by any Loan Document or other security document or agreement, or otherwise available to any Guaranteed Party, with respect to the Guaranteed Obligations or any of the Collateral, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of the Guarantors against the Borrower; and

            (h) all as the Guaranteed Parties may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.

            SECTION 5 Guarantor Waivers.

            (a) Certain Waivers. Each Guarantor waives and agrees not to assert:

                (i) any right to require any Guaranteed Party to marshal assets in favor of the Borrower, such Guarantor, any other Loan Party or any other Person, to proceed against the Borrower, any other Loan Party or any other Person, to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Guaranteed Obligations or comply with any other provisions of ss.9611 of the California UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of any Guaranteed Party whatsoever;

                (ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

                          Exhibit E: Form of Guaranty

                (iii) any defense arising by reason of any lack of corporate or other authority or any other defense of the Borrower, such Guarantor or any other Person;

                (iv) any defense based upon any Guaranteed Party's errors or omissions in the administration of the Guaranteed Obligations;

                (v)   any rights to set-offs and counterclaims;

                (vi) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against the Borrower or any other obligor of the Guaranteed Obligations for reimbursement; and

                (vii) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty, including any and all benefits that otherwise might be available to such Guarantor under California Civil Code (S)(S)1432, 2809, 2810, 2815, 2819, 2839, 2845, 2848,
            2849, 2850, 2899 and 3433 and California Code of Civil Procedure
            (S)(S)580a, 580b, 580d and 726. Accordingly, each Guarantor waives all rights and defenses that such Guarantor may have because the Borrower's debt is secured by real property. This means, among other things: (A) the Guaranteed Parties may collect from such Guarantor without first foreclosing on any real or personal property Collateral pledged by the Borrower; and (B) if the Administrative Agent forecloses on any real property Collateral pledged by the
            Borrower: (1) the amount of the debt may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price, and (2) the Guaranteed Parties may collect from such Guarantor even if the Administrative Agent, by foreclosing on the real property Collateral, has destroyed any right such Guarantor may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses any Guarantor may have because the Borrower's debt is secured by real property. These rights and defenses include, but are not limited to, any rights of defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

               (b) Additional Waivers. Each Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by the Guaranteed Parties upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Each Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Borrower, such Guarantor or any other Person with respect to the Guaranteed Obligations.

               (c) Independent Obligations. The obligations of each Guarantor hereunder are independent of and separate from the obligations of the Borrower and any other Loan Party and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against such Guarantor, whether or not the Borrower or any such other

                          Exhibit E: Form of Guaranty

Loan Party is joined therein or a separate action or actions are brought against the Borrower or any such other Loan Party.

               (d) Financial Condition of Borrower. No Guarantor shall have any right to require any Guaranteed Party to obtain or disclose any information with respect to: (i) the financial condition or character of the Borrower or the ability of the Borrower to pay and perform the Guaranteed Obligations; (ii) the Guaranteed Obligations; (iii) the Collateral; (iv) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (v) any action or inaction on the part of any Guaranteed Party or any other Person; or (vi) any other matter, fact or occurrence whatsoever.

               SECTION 6 Subrogation. Until the Guaranteed Obligations shall be satisfied in full and the Commitments shall be terminated, no Guarantor shall have, and no Guarantor shall directly or indirectly exercise, (i) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of any Guaranteed Party as against the Borrower or other Loan Parties, whether in connection with this Guaranty, any of the other Loan Documents or otherwise. If any amount shall be paid to any Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

               SECTION 7 Continuing Guaranty. This Guaranty is a continuing guaranty and agreement of subordination relating to any Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and the Guarantors expressly acknowledge that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall continue in effect and be binding upon the Guarantors until termination of the Commitments and payment and performance in full of the Guaranteed Obligations.

               SECTION 8 Payments.

               (a) Each Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which any Guaranteed Party or any other Person may have against such Guarantor by virtue hereof, upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under ss.362(a) of the Bankruptcy Code), such Guarantor shall forthwith pay, or cause to be paid, in cash, to the Administrative Agent an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any Proceeding under any Debtor Relief Law with respect to the Borrower, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in any such Proceeding under any Debtor Relief Law). Each Guarantor shall make each payment hereunder,

                          Exhibit E: Form of Guaranty
unconditionally in full without set-off, counterclaim or other defense, on the day when due in Dollars, in immediately available funds, to the Administrative Agent at such office of the Administrative Agent and to such account as are specified in the Credit Agreement.

               (b) Any and all payments by any Guarantor to or for the account of any Guaranteed Party under any Guarantor Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of any Guaranteed Party, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such Guaranteed Party is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If any Guarantor shall be required by any laws to deduct any Taxes from or in respect of any sum payable under any Guarantor Document to any Guaranteed Party then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such other Guaranteed Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions, (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable laws, and (iv) within 30 days after the date of such payment, such Guarantor shall furnish to the Administrative Agent (which shall forward the same to such Guaranteed Party) the original or a certified copy of a receipt evidencing payment thereof.

               (c) In addition, each Guarantor agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Guarantor Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Guarantor Document (hereinafter referred to as "Other Taxes").

               (d) Each Guarantor agrees to indemnify the Administrative Agent and each other Guaranteed Party for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Guaranteed Party, and (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Guaranteed Party or the Administrative Agent makes a demand therefor.

               (e) Any payments by any Guarantor hereunder the application of which is not otherwise provided for herein, shall be applied (i) first, toward costs and expenses incurred by the Administrative Agent and each other Guaranteed Party; (ii) second, toward payment of interest and fees then due under the Credit Agreement, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties; (iii) third, toward repayment of principal then due under the Credit Agreement, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties, and (iv) last, to any other Guaranteed Obligations.

                          Exhibit E: Form of Guaranty

           (f) The agreements in this Section 8 shall survive the payment of all Guaranteed Obligations.

           SECTION 9 Representations and Warranties. Each Guarantor represents and warrants to each Guaranteed Party that:

           (a) Solvency. Immediately prior to and after giving effect to the incurrence of each of Guarantor's obligations under this Guaranty, such Guarantor is and will be Solvent.

           (b) Consideration. Each Guarantor has received at least "reasonably equivalent value" (as such phrase is used in (S)548 of the Bankruptcy Code, in (S)3439.04 of the California Uniform Fraudulent Transfer Act and in comparable provisions of other applicable law) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations and under any of the Collateral Documents to which it is a party.

           (c) Independent Investigation. Each Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of the Borrower and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of any Guaranteed Party with respect thereto. Each Guarantor represents and warrants that it has received and reviewed copies of the Loan Documents and that it is in a position to obtain, and it hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of the Borrower and any other matters pertinent hereto that any Guarantor may desire. No Guarantor is relying upon or expecting any Guaranteed Party to furnish to such Guarantor any information now or hereafter in any Guaranteed Party's possession concerning the financial condition of the Borrower or any other matter.

           SECTION 10 Notices. All notices and other communications provided for hereunder and under the other Guarantor Documents shall, unless otherwise stated herein or therein, be in writing (including by facsimile) and shall be mailed, sent or delivered (a) if to the Administrative Agent , the L/C Issuer or any Lender, at or to its address or facsimile number set forth in Schedule 10.02 to the Credit Agreement, and (b) if to any Guarantor, at or to its address or facsimile number set forth below its name on the signature page hereof, or at or to such other address or facsimile number as such party shall have designated in a written notice to the other party. All such notices and communications shall be effective (x) if delivered by hand, upon delivery; (y) if sent by mail, upon the earlier of the date of receipt or five Business Days after deposit in the mail, first class (or air mail, with respect to communications to be sent to or from the United States), postage prepaid; and (z) if sent by facsimile, when sent.

           SECTION 11 No Waiver; Cumulative Remedies. No failure by any Guaranteed Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                          Exhibit E: Form of Guaranty

           SECTION 12 Costs and Expenses; Indemnification.

           (a)   Costs and Expenses. Each Guarantor agrees to pay on demand:

                 (i) subject to any agreements between the Borrower and the Administrative Agent set forth in the Fee Letter, the reasonable out-of-pocket costs and expenses of the Administrative Agent and any of its Affiliates, and the reasonable fees and disbursements of counsel to the Administrative Agent (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution, delivery and administration of this Guaranty or any other Guarantor Document, and any amendments, modifications or waivers of the terms thereof; and

                 (ii) all costs and expenses of any Guaranteed Party and any Affiliate thereof, and fees and disbursements of counsel (including allocated costs of internal counsel), in connection with the enforcement or attempted enforcement, or preservation of any rights or interests under, this Guaranty and any other Guarantor Document, and any out-of-court workout or other refinancing or restructuring or any Proceeding under any Debtor Relief Law, including any losses, costs and expenses sustained by any Guaranteed Party as a result of any failure by any Guarantor to perform or observe its obligations contained in this Guaranty and the other Guarantor Documents.

           (b) Indemnification. In addition, whether or not the transactions contemplated by the Loan Documents shall be consummated, each Guarantor hereby agrees to indemnify any Agent-Related Person, the Guaranteed Parties and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (each an "Indemnified Person"), against and hold each of them harmless from any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person, (a) in any way relating to or arising out of this Guaranty or any other Guarantor Document, the Guaranteed Obligations, or the transactions contemplated hereby or thereby, or (b) with respect to any investigation, litigation or other proceeding relating to any of the foregoing, irrespective of whether the Indemnified Person shall be designated a party thereto (the "Indemnified Liabilities"); provided that a Guarantor shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, each Guarantor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

           (c) Defense. At the election of any Indemnified Person, a Guarantor shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of such Guarantor.

           (d) Interest. Any amounts payable to any Guaranteed Party under this Section 12 if not paid upon demand shall bear interest from the date of such demand until paid in full, at the Default Rate.

                          Exhibit E: Form of Guaranty

           (e) Survival. The agreements in this Section 12 shall survive the termination of the Commitments and repayment of all Guaranteed Obligations.

           SECTION 13 Right of Set-Off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each of the Lenders is authorized at any time and from time to time, without prior notice to any Guarantor, any such notice being waived by such Guarantor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of such Guarantor against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Guaranty or any other Guarantor Document and although such Obligations may be contingent or unmatured. Each of the Lenders agrees promptly to notify such Guarantor and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section 13 are in addition to other rights and remedies (including other rights of set-off) which the Lenders may have.

           SECTION 14 Marshalling; Payments Set Aside. Neither the Administrative Agent nor any Guaranteed Party shall be under any obligation to marshal any assets in favor of any Guarantor or any other Person or against or in payment of any or all of the Guaranteed Obligations. To the extent that any Guarantor makes a payment to any Guaranteed Party, or any Guaranteed Party exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Guaranteed Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each of the Lenders severally agrees (by its acceptance hereof) to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

           SECTION 15 Benefits of Guaranty. This Guaranty is entered into for the sole protection and benefit of the Administrative Agent and each other Guaranteed Party and their respective successors and assigns, and no other Person (other than any other Indemnified Persons specified herein) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty. The Guaranteed Parties, by their acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Person other than the Guarantors, and such obligations shall be limited to those expressly stated herein.

           SECTION 16 Binding Effect; Assignment.

           (a) Binding Effect. This Guaranty shall be binding upon each Guarantor and its successors and assigns, and inure to the benefit of and be enforceable by the Administrative Agent and each other Guaranteed Party and their respective successors, endorsees, transferees and assigns.

                          Exhibit E: Form of Guaranty

           (b) Assignment. Except to the extent otherwise provided in the Credit Agreement, no Guarantor shall have the right to assign or transfer its rights and obligations hereunder or under any other Guarantor Documents without the prior written consent of the Required Lenders. Each Lender may, without notice to or consent by any Guarantor, sell, assign, transfer or grant participations in all or any portion of such Lender's rights and obligations hereunder and under the other Guarantor Documents in connection with any sale, assignment, transfer or grant of a participation by such Lender in accordance with Section 10.07 of the Credit Agreement of or in its rights and obligations thereunder and under the other Loan Documents. Each Guarantor agrees that in connection with any such sale, assignment, transfer or grant by any Guaranteed Party, a Guaranteed Party may deliver to the prospective participant or assignee financial statements and other relevant information relating to such Guarantor and its Subsidiaries. In the event of any grant of a participation, the participant (a) shall be deemed to have a right of setoff under Section 13 in respect of its participation to the same extent as if it were such "Guaranteed Party;" and (b) shall also be entitled to the benefits of Section 12.

           SECTION 17 Governing Law; Submission to Jurisdiction and Waiver of Right to Trial by Jury. THIS GUARANTY IS SUBJECT TO THE PROVISIONS OF SECTIONS
10.17 AND 10.18 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW, SUBMISSION TO JURISDICTION AND WAIVER OF RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE HEREBY INCORPORATED HEREIN IN FULL.

           SECTION 18 Entire Agreement; Amendments and Waivers.

           (a) Entire Agreement. This Guaranty and the other Guarantor Documents constitute the entire agreement of the Guarantors with respect to the matters set forth herein and supersede any prior agreements, commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto. There are no conditions to the full effectiveness of this Guaranty.

           (b) Amendments and Waivers. Except to the extent otherwise provided in the Credit Agreement, this Guaranty may not be amended except by a writing signed by the Guarantors, against whom enforcement of such amendment may be sought, the Administrative Agent, the L/C Issuer and the Required Lenders, or the Guarantors, against whom enforcement of such amendment may be sought, and the Administrative Agent (with the written consent of the Required Lenders). No waiver of any rights of the Administrative Agent, the L/C Issuer and the Lenders under any provision of this Guaranty or consent to any departure by any Guarantor therefrom shall be effective unless in writing and signed by the Administrative Agent and the Required Lenders, or the Administrative Agent (with the written consent of the Required Lenders). Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

           SECTION 19 Survival. All covenants, agreements, representations and warranties made in this Guaranty and in any other Guarantor Document shall survive the execution and delivery of this Guaranty, and shall continue in full force and effect so long as any Lender has any Commitment or any Guaranteed Obligations remain unsatisfied.

           SECTION 20 Limitation on Liability. No claim shall be made by any Guarantor or its Affiliates against any Indemnified Person for any special, indirect, exemplary,

                          Exhibit E: Form of Guaranty
consequential or punitive damages in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Guaranty or the other Guarantor Documents or any act or omission or event occurring in connection therewith; and each Guarantor hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

       SECTION 21 Knowing and Explicit Waivers. EACH GUARANTOR ACKNOWLEDGES THAT IT HAS EITHER OBTAINED THE ADVICE OF LEGAL COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS GUARANTY. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT EACH OF THE WAIVERS AND CONSENTS SET FORTH HEREIN, INCLUDING THOSE CONTAINED IN SECTIONS 3 THROUGH 5, ARE MADE WITH FULL KNOWLEDGE OF THEIR SIGNIFICANCE AND CONSEQUENCES. ADDITIONALLY, EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT BY EXECUTING THIS GUARANTY, IT IS WAIVING CERTAIN RIGHTS, BENEFITS, PROTECTIONS AND DEFENSES TO WHICH IT MAY OTHERWISE BE ENTITLED UNDER APPLICABLE LAW, INCLUDING UNDER THE PROVISIONS OF THE CALIFORNIA CIVIL CODE AND CALIFORNIA CODE OF CIVIL PROCEDURE REFERRED TO IN SECTION 5, AND THAT ALL SUCH WAIVERS HEREIN ARE EXPLICIT, KNOWING WAIVERS. EACH GUARANTOR FURTHER ACKNOWLEDGES AND AGREES THAT THE GUARANTEED PARTIES ARE RELYING ON SUCH WAIVERS IN CREATING THE GUARANTEED OBLIGATIONS, AND THAT SUCH WAIVERS ARE A MATERIAL PART OF THE CONSIDERATION WHICH THE GUARANTEED PARTIES ARE RECEIVING FOR CREATING THE GUARANTEED OBLIGATIONS.

       SECTION 22 Severability. Whenever possible, each provision of this Guaranty and the other Guarantor Documents shall be interpreted in such a manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Guaranty or any other Guarantor Document shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Guaranty or such Guarantor Document, as the case may be, or the validity or effectiveness of such provision in any other jurisdiction. If for any reason this Guaranty or any provision hereof shall be found to be invalid, ineffective or unenforceable as against any Guarantor, such invalidity, ineffectiveness or unenforceability shall not affect the validity, effectiveness or enforceability of this Guaranty as against any other Guarantor, it being acknowledged that each Guarantor's obligations under this Guaranty are independent and that this Guaranty has been executed by multiple Guarantors as a matter of administrative convenience only.

       SECTION 23 Counterparts. This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      (Remainder of page intentionally left blank. Signature pages follow)

                      Exhibit E: Form of Guaranty

                IN WITNESS WHEREOF, each Guarantor has executed this Guaranty, as of the date first above written.


                                   as a Guarantor



                                   as a Guarantor



                                   as a Guarantor



                          (Signature Page to Guaranty)

                                                                       EXHIBIT F

                                 OPINION MATTERS

         The matters contained in the following Sections of the Credit Agreement shall be covered by the legal opinion:

..   Section 5.01(a), (b) and (c)

..   Section 5.02

..   Section 5.03

..   Section 5.04

                           Exhibit F: Opinion Matters

                                       1